EXHIBIT 10.31

DATAWATCH CORPORATION

Non-Qualified Stock Option Agreement

Datawatch Corporation, a Delaware corporation (the “Company”), hereby grants as of _________ __, ____ to [__________] (the “Optionee”), an option (the “Award”) to purchase a maximum of [_____] shares (the “Option Shares”) of its Common Stock, $.01 par value (“Common Stock”), at the price of [$____] per share, on the following terms and conditions:

1.           Grant Under 2011 Equity Compensation and Incentive Plan.  This option is granted pursuant to and is governed by the Company’s 2011 Equity Compensation and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.  Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2.           Grant as Non-Qualified Stock Option; Other Options. This option shall be treated as a Non-Qualified Stock Option (rather than an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)).  This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

3.           Extent of Option if Business Relationship Continues. If the Optionee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a “Business Relationship” with the Company) on the following dates, the Optionee may exercise this option for the number of shares of Common Stock set opposite the applicable date:

Prior to _______ __, ____		-0- shares
On _______ __, ____ and at the end of each three-month period thereafter	-	An additional [____] shares (or such number of shares at the end of the last three month period so that the total does not exceed [_____] shares).

In accordance with the foregoing schedule, a total of [_____] shares shall be vested and exercisable on the third anniversary of _________ __, ____.  Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this Option becomes exercisable.  The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company, may be exercised on or before the date which is seven years from the date this option is granted.  All the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company.

4.           Termination of Business Relationship.  If the Optionee ceases to maintain a Business Relationship with the Company, other than by reason of death or disability as defined in Section 5, no further installments of this option shall become exercisable, and this option shall terminate after the passage of ninety (90) days from the date the Business Relationship ceases (the “Additional Exercise Period”), but in no event later than the scheduled expiration date; provided, however, that, immediately upon the Optionee’s completion of his or her first full year of continuous employment with the Company the Additional Exercise Period shall increase to twelve months.  In such a case, the Optionee’s only rights hereunder shall be those which are properly exercised before the termination of this option.

5.           Death; Disability.  If the Optionee dies while involved in a Business Relationship with the Company, this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9, at any time within 180 days after the date of death, but not later than the scheduled expiration date.  If the Optionee’s Business Relationship with the Company is terminated by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date the Business Relationship was terminated, at any time within 180 days after the date of such termination, but not later than the scheduled expiration date, provided that such period for exercise shall not expire before the date on which the shares underlying the option are registered under an effective registration statement on Form S-8 under the Securities Act of 1933, as amended, unless the scheduled expiration date occurs before such registration is effective.  At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only the rights hereunder shall be those as to which the option was properly exercised before such termination.

6.           Partial Exercise.  This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Optionee to exercise completely such final installment.  Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

7.           Payment of Price.  (a) The option price shall be paid in the following manner:

(i)	in United States dollars in cash or by check;

(ii)
subject to Section 7(b) below, by delivery of shares of the Company’s Common Stock having a Fair Market Value (as determined by the Committee) as of the date of the exercise equal to the cash exercise price of this option;

(iii)
by delivery (including by attestation) of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

(iv)	by any combination of the foregoing.

(b)           Limitations on Payment by Delivery of Common Stock.  If the Optionee delivers Common Stock held by the Optionee (“Old Stock”) to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.  Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

8.           Method of Exercising Option.  Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office,  or to such transfer agent as the Company shall designate.  Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option.  Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received.  Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

9.           Option Not Transferable.  This option is not transferable or assignable except by will or by the laws of descent and distribution.  During the Optionee’s lifetime only the Optionee can exercise this option.

10.           No Obligation to Exercise Option.  The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

11.           No Obligation to Continue Business Relationship.  Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.

12.           No Rights as Stockholder until Exercise.  The Optionee shall have no rights as a stockholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the shares so exercised in accordance with Section 8.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

13.           Capital Changes and Business Successions.  The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

14.           Withholding Taxes.  If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax.  At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option.  The Optionee further agrees that, if the Company or any Related Corporation does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

15.           Provision of Documentation to Optionee.  By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

16.           Conformity with the Plan. The Award is intended to conform in all respects with, and is subject to applicable provisions of, the Plan. To the extent that any provision of this Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed to be amended so as to carry out the purpose and intent of the Plan. By the Optionee’s acceptance of this Agreement, the Optionee agrees to be bound by all of the terms of this Agreement and the Plan.  Notwithstanding any other provision of this Section 16, in the event that the provisions of this Agreement are subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (“Section 409A”), the provisions of this Agreement shall comply with, and shall be interpreted in a manner consistent with, Section 409A.

[FORM NOTE: INCLUDE SECTION 17 BELOW FOR DIRECTOR GRANTS. OTHERWISE, CONSULT WITH M. FISH AND CHOATE BEFORE INCLUDING.]

17.           Acceleration of Vesting upon Change in Control.  Notwithstanding Section 3 hereof, in the event of a Change in Control of the Company while this option is in effect, this option shall, immediately prior to the consummation of such Change in Control, become fully vested and all unexercised options shall be exercisable by the Optionee; provided, however, that the Board, in its sole discretion, may require that the Optionee’s rights under this section shall be conditioned on approval by the stockholders of the Company in accordance with Section 280G(b)5(B) of the Code and regulations thereunder.  For purposes of this Agreement, a “Change in Control” means the occurrence of any of the following events:

(a)
The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of a merger, tender offer, consolidation, reorganization or transaction, less than a majority of the combined voting power of the then-outstanding securities of such surviving, resulting or reorganized corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Stock”) immediately prior to such transaction;

(b)
The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sales or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holder of Voting Stock of the Company immediately prior to such sale or transfer;

(c)
There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any “person” (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act) of securities representing 35% or more of the Voting Stock of the Company;

(d)
The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred; or

(e)
If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least a majority of the directors then still in office who were directors of the Company at the beginning of any such period;

Provided, however, that a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because (x) the Company, (y) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (z) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has occurred by reason of such beneficial ownership.

18.           Miscellaneous.

(a)           Notices.  All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below.  The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

(b)           Entire Agreement; Modification.  This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.  This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c)           Severability.  The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(d)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

(e)           Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

(f)           Data Protection Waiver. The Optionee understands and consents to the Company or its agents or independent contractors appointed to administer the Plan obtaining certain of the Optionee’s personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of the Optionee’s employment and/or residence.  Information relating to the Optionee’s participation under the Plan may constitute personal data that is subject to the Company’s policies on protection and use of personal data.

(g)           Clawback. This Award and any resulting payment or delivery of shares of the Company’s Common Stock is subject to set-off, recoupment, or other recovery or “claw back” as required by applicable law or by a Company policy on the claw back of compensation, as amended from time to time.

[FORM NOTE: ADD THE FOLLOWING AND CONSULT LOCAL COUNSEL FOR ADDITIONAL/REVISED PROVISIONS IN THE CASE OF GRANTS OUTSIDE THE U.S., AS WELL AS FOR ADVICE ON COMPLIANCE WITH LOCAL SECURITIES REGISTRATION REQUIREMENTS AND AGREEMENT TRANSLATION REQUIREMENTS.]

19.           Additional Conditions.

(a)           In accepting the Award, the Optionee acknowledges that: (i) the grant of Option Shares is voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Awards, even if Option Shares have been granted repeatedly in the past; (ii) all decisions with respect to future grants of Option Shares, if any, will be at the sole discretion of the Company; (iii) the Optionee is voluntarily participating in the Plan; (iv) the Option Shares and the underlying shares of Common Stock are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and which is outside the scope of the Optionee’s employment contract, if any; (v) the Option Shares and the underlying shares of Common Stock are not intended to replace any pension rights or compensation; (vi) the Option Shares are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, unfair dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary; (vii) in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination, forfeiture or cancelation of the Option Shares, or diminution in value of the shares of Common Stock acquired under the Plan, resulting from termination of the Optionee’s employment by the Company or a Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws), and the Optionee irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; (viii) in the event of termination of the Optionee’s employment (whether or not in breach of local labor laws), the Optionee’s right to receive the Option Shares and any resulting shares under the Plan, if any, will terminate effective as of the date that the Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of employment (whether or not in breach of local labor laws) the Board shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Award; and (ix) the rights and benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.

(b)           Neither the Company nor any Subsidiary is providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan, or the Optionee’s acquisition or sale of the underlying shares of Common Stock.  The Optionee is advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date first above written.

COMPANY:

DATAWATCH CORPORATION
Quorum Office Park
271 Mill Road
Chelmsford, MA 01824

By:   ____________________________
 Murray P. Fish
 CFO

OPTIONEE:

________________________________

________________________________
Street Address

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